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                                                                     EXHIBIT 1.1


                           O2WIRELESS SOLUTIONS, INC.

                                ______ SHARES(1)

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT

                                                            ______________, 2000


CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
THOMAS WEISEL PARTNERS LLC
 c/o Chase Securities Inc.
 One Bush Street
 San Francisco, CA 94104

Ladies and Gentlemen:

         o2wireless Solutions, Inc., a Georgia corporation (herein called the Company), proposes to issue and sell _____ shares of its authorized but unissued Common Stock, $.0001 par value (herein called the Common Stock), and the stockholders of the Company named in Schedule II hereto (herein collectively called the Selling Securityholders) propose to sell an aggregate of _____ shares of Common Stock of the Company (said shares of Common Stock being called the Underwritten Stock). The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to an aggregate of _____ additional shares of Common Stock (herein called the Option Stock and with the Underwritten Stock herein collectively called the Stock). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

         The Company and the Selling Securityholders severally hereby confirm the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the Underwriters, which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

         1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the Commission) a registration statement on Form S-1 (No. 333-36678), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the Securities Act) of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

         The term Registration Statement as used in this agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the Effective
Date), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as

----------------

(1) Plus an option to purchase from the Company up to ______ additional shares to cover over-allotments as provided below.

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so supplemented or amended. The term Preliminary Prospectus as used in this
Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

         The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SECURITYHOLDERS.

         (a)      The Company hereby represents and warrants as follows:

                  (i) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect")).

                  (ii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement and the Prospectus.

                  (iii) The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (iii) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus.

                  (iv) The Company has authorized, issued and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus (except for subsequent issuances, if any, pursuant to reservations or agreements referred to in the Prospectus); the issued and outstanding shares of Common Stock (including the outstanding shares of the Stock) of the Company conform to the description thereof in the Prospectus and have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws and regulations; and on the Closing Date no stockholders of the Company will have any preemptive or similar rights with respect to any shares of capital stock of the Company.

                  (v) Prior to the Closing Date the Stock to be issued and sold by the Company, and the Stock to be sold by the Selling Securityholders, will be authorized for listing by the Nasdaq National Market upon official notice of issuance. The form of certificate evidencing the Stock


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         complies in all material respects with the applicable requirements of law, the Company's charter and bylaws and the Nasdaq National Market.

                  (vi) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission. Each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties set forth in this subparagraph (vi) shall apply to statements in, or omissions from, any Preliminary Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in such Preliminary Prospectus.

                  (vii) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except as disclosed in the Registration Statement and the Prospectus.

                  (viii) The Stock has been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered to the Underwriters against payment therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement and the Prospectus, and the issuance of the Stock will not be subject to any preemptive or similar rights. No further approval or authority of the stockholders or the Board of Directors of the Company is or will be required for the transfer and sale of the Stock to be sold by the Selling Securityholders or for the issuance and sale of the Stock by the Company as contemplated herein.

                  (ix) Neither the Company nor any of its subsidiaries is in violation of its respective charter, bylaws or other organizational documents or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except where such default would not have a Material Adverse Effect.

                  (x) None of the execution, delivery or performance of this Agreement by the Company, the compliance by the Company with any provision hereof or the consummation of the transactions contemplated hereby or by the Registration Statement and the Prospectus will (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have been obtained and such as may be required under the securities or Blue Sky laws of the various states and the rules and regulations of the NASD), (B) conflict with or violate the charter, bylaws or other organizational documents of the Company or any of its subsidiaries or constitute a material breach of any of the terms or provisions of, or a default under, any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental or regulatory body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (D) result in the suspension, termination or revocation of any authorization, consent or approval of or declaration, filing or registration with any governmental or regulatory body or agency having jurisdiction over the Company or any of its subsidiaries (any "Authorization") or any other impairment of the rights of the holder of any such Authorization.

                  (xi) No Authorization or other action by, or notice to or filing with, any court, governmental authority, regulatory body or other person is required for the execution, delivery or perfomance of this Agreement, the compliance by the Company with the provisions hereof or the consummation of the transactions contemplated hereby or by the Registration Statement and the Prospectus, except such as have been obtained and such as may be required under state securities or


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         Blue Sky laws and the rules and regulations of the NASD in connection with the offer, sale and distribution of the Stock by the Underwriters.

                  (xii) There are no legal or governmental proceedings pending or overtly threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, rules, regulations, laws, orders, decrees, judgments, contracts, instruments or other documents or agreements that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required. Without limiting the generality of the foregoing sentence, nothing has come to the attention of the Company to lead it to believe that any legal or governmental proceedings will be instituted against it any or its subsidiaries and, to the best knowledge of the Company, there exists no basis for any legal or governmental proceedings to be instituted against it or any or its subsidiaries.

                  (xiii) There are no costs or liabilities (contingent or otherwise) associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) or ERISA which would, singly or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (xiv) This Agreement has been duly authorized, executed and delivered by the Company.

                  (xv) KPMG LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

                  (xvi) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; all adjustments necessary for a fair presentation of results for such periods have been made; the selected financial information included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements, supporting schedules or other financial information (whether pro forma financial statements or otherwise) are required to be included in the Registration Statement or the Prospectus. As of the date of the Prospectus, the Company is not engaged in substantive discussions with any third party with respect to, or obligated to complete, any acquisitions for which disclosure of pro forma financial information in the Prospectus is required by the Securities Act.

                  (xvii) The Company is not and, after giving effect to the offering and sale of the Stock and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (xviii) Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to include any securities of the Company in any registration statement of the Company. Neither the filing of the Registration Statement nor the offering or sale of the Stock as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company, except for such rights which have


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         been waived or satisfied by the inclusion of shares of Common Stock in the offering of Stock contemplated hereby.

                  (xix) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, equities, security interests, defects, adverse interests and claims whatsoever, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

                  (xx) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, domain names, computer programs, computer code, communications protocols, copyrights, other software, know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (hereinafter called Intellectual Property) currently employed by them in connection with the business now operated by them except (A) where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, singly or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or
         (B) as disclosed in the Registration Statement and the Prospectus. There are no legal or governmental proceedings pending or threatened relating to any Intellectual Property that are required to be described in the Registration Statement or the Prospectus and are not so described; there are no contracts or other documents relating to any Intellectual Property required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not so filed or described as required. The expiration of any Intellectual Property owned or employed by the Company will not, singly or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (xxi) Neither the Company nor any of its subsidiaries is infringing or otherwise violating any Intellectual Property of others or has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, except for any such infringement, violation or conflict which (A) would not, singly or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (B) is disclosed in the Registration Statement and the Prospectus. There are no legal or governmental proceedings pending or threatened relating to any Intellectual Property which, singly or in the aggregate, would have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (xxii) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries (A) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (B) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, singly or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (xxiii) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement or the Prospectus which is not so described.

                  (xxiv) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as


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         necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxv) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including, without limitation, withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                  (xxvi) The Company and its subsidiaries have complied and are in compliance with all foreign, federal, state and local statutes, executive orders, proclamations, regulations, rules, directives, decrees, ordinances and similar provisions having the force or effect of law and all judicial and administrative orders, rulings, determinations and common law concerning the importation of merchandise, the export or reexport of products, services and technology, and the terms and conduct of international transactions applicable to the Company and its subsidiaries in connection with the conduct of the business of the Company and its subsidiaries (including, without limitation, as the same relates to record keeping requirements) (herein called International Trade Laws and Regulations), except for such non-compliance which, singly or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; to the best knowledge of the Company, neither the Company nor any of its subsidiaries has made or provided any false statement or omission to any agency of any federal, state or local government, purchasers of products, or foreign government or foreign agency, in connection with the exportation of merchandise (including, without limitation, with respect to export licenses, exceptions and other export authorizations and any filings required for or related to exportation of any item), the importation of merchandise or other approvals required by a foreign government or agency or any other requirement relating to any International Trade Laws and Regulations.

                  (xxvii) The Company has not offered, or caused the Underwriters to offer, any Stock to any person (herein called a Participant) pursuant to the Directed Share Program (as defined below) with the intent to unlawfully influence (A) a customer or supplier of the Company or any of its subsidiaries to alter the customer's or supplier's level or type of business with the Company or any of its subsidiaries or (B) a trade journalist or publication to write or publish favorable information about the Company, any of its subsidiaries or their products. As used herein, Directed Share Program means the offer and sale of Stock described in the twelfth paragraph under the caption "Plan of Distribution" in the Prospectus.

                  (xxviii) All sales of the Company's securities prior to the date hereof were at all relevant times duly registered under the Securities Act and applicable foreign securities laws and state securities or Blue Sky laws or were exempt from the registration requirements of the Securities Act and applicable foreign and state securities laws, or if such securities were not registered or exempt in compliance with the Securities Act and applicable foreign and state securities laws, any private rights of action for rescission or damages arising from the failure to register any such securities are time barred by applicable statutes of limitations or equitable principles, including laches.

                  (xxix) The Registration Statement, the Prospectus and any Preliminary Prospectus comply, and any further amendments or supplements thereto will comply, in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Stock to be sold pursuant to the Directed Share Program (herein called the Directed Shares) is offered outside the United States.

         (b) Each of the Selling Securityholders, severally and not jointly, hereby represents and warrants as follows:


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                  (i)      Such Selling Securityholder has good and valid title
         to all the shares of Stock to be sold by such Selling Securityholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, subject, in the case of each Selling Securityholder, to the rights of ____________, as Custodian (herein called the Custodian), and that upon the delivery of and payment for such shares of the Stock hereunder, the several Underwriters will receive good and valid title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

                  (ii) Certificates in negotiable form for the shares of the Stock to be sold by such Selling Securityholder have been placed in custody under a Custody Agreement for delivery under this Agreement with the Custodian; such Selling Securityholder specifically agrees that the shares of the Stock represented by the certificates so held in custody for such Selling Securityholder are subject to the interests of the several Underwriters and the Company, that the arrangements made by such Selling Securityholder for such custody, including the Power of Attorney provided for in such Custody Agreement, are to that extent irrevocable, and that the obligations of such Selling Securityholder shall not be terminated by any act of such Selling Securityholder or by operation of law, whether by the death or incapacity of such Selling Securityholder (or, in the case of a Selling Securityholder that is not an individual, the dissolution or liquidation of such Selling Securityholder) or the occurrence of any other event; if any such death, incapacity, dissolution, liquidation or other such event should occur before the delivery of such shares of the Stock hereunder, certificates for such shares of the Stock shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, dissolution, liquidation or other event had not occurred, regardless of whether the Custodian shall have received notice of such death, incapacity, dissolution, liquidation or other event.

                  (iii) Such Selling Securityholder has reviewed the Registration Statement and Prospectus and, although such Selling Securityholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of such Selling Securityholder that would lead such Selling Securityholder to believe that on the Effective Date, any Closing Date, or any later date on which Option Stock is to be purchased, neither the Registration Statement nor the Prospectus (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in the Registration Statement or Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Selling Securityholder pertaining to such Selling Securityholder, as such, expressly for use therein.

                  (iv) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Securityholder.


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                  (v)      The Custody Agreement and the Power of Attorney
         entered into by such Selling Securityholder have been duly authorized, executed and delivered by such Selling Securityholder, and such Custody Agreement and Power of Attorney are valid and binding on such Selling Securityholder, enforceable in accordance with their terms.

                  (vi) None of the execution, delivery or performance of this Agreement, such Custody Agreement or such Power of Attorney, the compliance such Selling Securityholder with the provisions hereof or thereof or the consummation of the transactions contemplated hereby or thereby will (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have been obtained and such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or violate the charter, bylaws or other organizational documents of such Selling Securityholder or constitute a material breach of any of the terms or provisions of, or a default under, any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to such Selling Securityholder, if such Selling Securityholder is not an individual, or (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Securityholder or any of its property.

                  (vii) Each certificate signed by or on behalf of such Selling Securityholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Securityholder to the Underwriters as to the matters covered thereby.

         3.       PURCHASE OF THE STOCK BY THE UNDERWRITERS.

         (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell _____ shares of the Underwritten Stock to the several Underwriters, each Selling Securityholder agrees to sell to the several Underwriters the number of shares of the Underwritten Stock set forth in Schedule II opposite the number of such Selling Securityholder, and each of the Underwriters agrees to purchase from the Company and the Selling Securityholders the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule I. The price at which such shares of Underwritten Stock shall be sold by the Company and purchased by the several Underwriters shall be $_____ per share. The obligation of each Underwriter to the Company and each of the Selling Securityholders shall be to purchase from the Company and the Selling Securityholders that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by each of the Company and the Selling Securityholders pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and
(c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

         (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company or the Selling Securityholders shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company and the Selling Securityholders, shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said
Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company and the Selling Securityholders shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Securityholders to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Securityholders. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to _____ shares in the aggregate of the Option Stock from the Company at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of Option Stock to be sold by each Seller (as defined below) shall be equal to the number set forth opposite the name of such Seller on Schedule III hereto or, if the Underwriters exercise such option for less than the full number of shares of Option Stock available under such option, the number of shares of Option Stock to be sold by each Seller shall be equal to (a) the aggregate number of shares for which the option shall have been exercised, multipled by (b) a fraction, the numerator of which is the number of shares set forth opposite the name of such Seller on Schedule III hereto, and the denominator of which is the total number of shares of Option Stock set forth in the first sentence of this Section 3(c). As used in the preceding sentence, Seller shall mean the Company and each Selling Securityholder. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

         4.       OFFERING BY UNDERWRITERS.

         (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

         (b) The information set forth under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

         5.       DELIVERY OF AND PAYMENT FOR THE STOCK.

         (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 A.M., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, at 7:00 a.m., San Francisco time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company, the Selling Securityholders and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

         (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, at 7:00 a.m., San Francisco time, on the third business day after the exercise of such option.

         (c) Payment for the Stock purchased from the Company shall be made to the Company or its order, and payment for the Stock purchased from the Selling Securityholders shall be made to the Custodian, for the account of the Selling Securityholders, in each case by wire transfer in immediately available funds, instructions for which will be provided by the Company or Selling Securityholders, where applicable, no later than three days prior to the Closing Date. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least two business days before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

         6. FURTHER AGREEMENTS OF THE COMPANY AND THE SELLING SECURITYHOLDERS. The Company covenants and agrees as follows:

                  (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance in all material respects with the Securities Act or the rules and regulations of the Commission.

                  (b) The Company will promptly notify each Underwriter in the event of (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

                  (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

                  (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company and of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

                  (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

                  (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

                  (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission (including any information required by Rule 463 of the Commission under the Securities Act).

                  (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

                  (i) The Company agrees to pay all costs and expenses incident to the performance of its and the Selling Securityholders' obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. (herein referred to as the NASD) of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees, and (vii) any transfer taxes.

                  (j) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

                  (k) The provisions of paragraphs (i) and (j) of this Section are intended to relieve the Underwriters from the payment of the expenses and costs which the Company hereby agrees to pay and shall not affect any agreement which the Company and the Selling Securityholders may make, or may have made, for the sharing of any such expenses and costs.

                  (l) The Company hereby agrees that, without the prior written consent of Chase Securities Inc. on behalf of the Underwriters, the Company will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted under the stock option plans of the Company (the "Option Plans") or upon the exercise of warrants outstanding as of the date hereof, all as described under the caption "Capitalization" in the Preliminary Prospectus, and (C) options to purchase Common Stock granted under the Option Plans.

                  (m) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you and the Company, responding to or commenting on such rumor, publication or event.

                  (n) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         Each Selling Securityholder covenants and agrees to enter into and deliver a lock-up agreement in a form requested by Chase Securities, Inc., which will prohibit such Selling Stockholder from, without the prior written consent of Chase Securities, Inc. on behalf of the Underwriters, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) selling, offering, contracting to sell, making any short sale, pledging, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase or otherwise transferring or disposing of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) entering into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common

Stock issued by the Company upon the exercise of options granted under the Option Plans or upon the exercise of warrants outstanding as of the date hereof, all as described under the caption "Capitalization" in the Preliminary Prospectus, and (C) options to purchase Common Stock granted under the Option Plans.

         7.       INDEMNIFICATION AND CONTRIBUTION.

         (a) Subject to the provisions of paragraph (f) of this Section 7, the Company and the Selling Securityholders severally and not jointly agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of
Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (herein called the Exchange Act), or the common law or otherwise, and the Company and the Selling Securityholders jointly and severally agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company and the Selling Securityholders contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof, and (3) each Selling Securityholder shall only be liable under this paragraph with respect to information pertaining to such Selling Securityholder furnished by or on behalf of such Selling Securityholder expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreements of the Company and the Selling Securityholders contained in this paragraph (a) and the representations and warranties of the Company and the Selling Securityholders contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, and the Selling Securityholders from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

         (c) Each party indemnified under the provision of paragraphs (a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

         (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Securityholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the Selling Securityholders and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount that in the aggregate exceeds the total public offering price of the Stock purchased by such Underwriter less the aggregate amount of damages that such Underwriter has been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

         (e) Neither, on one hand, the Company or the Selling Securityholders nor, on the other hand, the Underwriters or any of them individually will, without the prior written consent of the other, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such other party or any person who controls such other party within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such other party and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

         (f) The liability of each Selling Securityholder under the indemnity, contribution and reimbursement agreements contained in the provisions of this Section 7 and Section 11 hereof shall be limited to an amount equal to the initial public offering price of the stock sold by such Selling Securityholder to the Underwriters less the underwriting discount paid to the Underwriters. The Company and the Selling Securityholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

         8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Selling Securityholders if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in any general, financial, economic or political conditions of the United States or its financial markets if the effect of such outbreak, calamity, crisis or change in the general, financial, economic or political conditions in the United States or its financial markets would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable or inadvisable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, or The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system,
(iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company or the Selling Securityholders to the Underwriters and no liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that in the event of any such termination the Company and the Selling Securityholders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

         9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company and by the Selling Securityholders of all their respective obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

                  (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

                  (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Alston & Bird LLP, counsel for the Underwriters.

                  (c) You shall have received from Smith, Gambrell & Russell, LLP, counsel for the Company and certain of the Selling Securityholders, and from ______________, counsel for the other Selling Securityholders, opinions, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A and Annex B hereto, and if Option Stock is purchased at any date after the Closing Date, additional opinions from each such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

                  (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus,
         (vi) there are not any franchises, contracts, leases or other documents which are required to be described in the Registration Statement or filed as exhibits to the Registration Statement which have not been described or filed as required, and (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be.

                  (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that to the best of their knowledge the statements included in clauses (i) through (vii) of paragraph (d) of this Section 9 are true and correct.

                  (f) You shall have received from KPMG LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries which, in your reasonable judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

                  (g) You shall have received from KPMG LLP a letter stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as at December 31, 1999, did not disclose any weakness in internal controls that they considered to be material weaknesses.

                  (h) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

                  (i) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

                  (j) On or prior to the Closing Date, you shall have received from all of the Company's directors, officers, and stockholders who own more than 5% of the Common Stock of the Company, agreements, in form reasonably satisfactory to Chase Securities Inc., stating that without the prior written consent of Chase Securities Inc. on behalf of the Underwriters, such person or entity will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

         All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Alston & Bird LLP, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

         In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company and to the Selling Securityholders. Any such termination shall be without liability of the Company or the Selling Securityholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that (i) in the event of such termination, the Company and the Selling Securityholders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof, and (ii) if this Agreement is terminated by you because of any material default on the part of the Company or the Selling Securityholders to perform any agreement herein, to fulfill any of the material conditions herein, or to comply with any material provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

         10. CONDITIONS OF THE OBLIGATION OF THE COMPANY AND THE SELLING SECURITYHOLDERS. The obligation of the Company and the Selling Securityholders to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

         In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company and the Selling Securityholders by giving notice to you. Any such termination shall be without liability of the Company and the Selling Securityholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

         11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to their other obligations under Section 7 of this Agreement (and subject, in the case of a Selling Securityholder, to the provisions of paragraph (f) of Section 7), the Company and the Selling Securityholders (but only to the extent of their liability as provided in Section 7(a)), hereby severally and not jointly agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

         12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company, the Selling Securityholders and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company, the Selling Securityholders and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

         13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Chase Securities Inc., One Bush Street, San Francisco, California 94104, Attention:_____________, with copies to Chase Securities Inc. 3414 Peachtree Road, N.E., Monarch Plaza, Suite 1020, Atlanta, Georgia, Attention:____________ and Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, Attention: J. Vaughan Curtis, Esq.; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, 440 Interstate Parkway North, Atlanta, Georgia 30339,
Attention: Chief Executive Officer, with a copy to Smith, Gambrell & Russell, LLP, 1230 Peachtree Street, N.E. Suite 3100, Atlanta, Georgia 30309, Attention:
Terry F. Schwartz, Esq.; and if to the Selling Securityholders, shall be mailed, telegraphed or delivered to the Selling Securityholders in care of the Company at the Company's address referred to above in this Section 13. All notices given by telegraph shall be promptly confirmed by letter.

         14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or the Selling Securityholders or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs
(g), (l) and (m) of Section 6 hereof shall be of no further force or effect.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

         Please sign and return to the Company and to the Selling
Securityholders in care of the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Selling Securityholders and the several Underwriters in accordance with its terms.

                                        Very truly yours,

                                        O2WIRELESS SOLUTIONS, INC.


                                        By:
                                           -------------------------------------
                                             Name:
                                             Title:


                                        THE SELLING SECURITYHOLDERS NAMED
                                        IN SCHEDULE II HERETO, ACTING
                                        SEVERALLY:


                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title: Attorney-in-Fact



The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
THOMAS WEISEL PARTNERS LLC

By: Chase Securities Inc.


By:
   ----------------------------------
       Name:
            -------------------------
       Title: Managing Director

Acting on behalf of the several
Underwriters, including themselves, named in Schedule I hereto.

                                   SCHEDULE I

                                  UNDERWRITERS


                                                                                     NUMBER OF SHARES
                          UNDERWRITERS                                               TO BE PURCHASED
                          ------------                                               ----------------

Chase Securities Inc...........................................
Credit Suisse First Boston Corporation.........................
Thomas Weisel Partners LLC.....................................






                  Total........................................                         ==========

                                   SCHEDULE II

                             SELLING SECURITYHOLDERS


                        NAME AND ADDRESS OF                                         NUMBER OF SHARES
                      SELLING SECURITYHOLDERS                                          TO BE SOLD
                      -----------------------                                       ----------------




                  Total.........................................                       ==========

                                     ANNEX A

                     MATTERS TO BE COVERED IN THE OPINION OF
                         SMITH, GAMBRELL & RUSSELL, LLP
                             COUNSEL FOR THE COMPANY
                       AND CERTAIN SELLING SECURITYHOLDERS

                  (i) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and to such counsel's knowledge, is duly qualified as a foreign corporation and in good standing in each state of the United States of America in which its ownership or leasing of property requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole), and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; all the issued and outstanding capital stock of each of the subsidiaries of the Company has been duly authorized and validly issued and is fully paid and nonassessable, and to such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in such subsidiaries are outstanding;

                  (ii) the authorized capital stock of the Company consists of _____ shares of Class A Convertible Preferred Stock, of which there are outstanding _____ shares, _____ shares of serial preferred stock, of which there are _____ outstanding shares, and _____ shares of Common Stock, $.0001 par value, of which there are outstanding _____ shares (including the Underwritten Stock [plus the number of shares of Option Stock issued on the date hereof)]; all necessary corporate proceedings have been taken validly to authorize such authorized capital stock; all of the outstanding shares of such capital stock (including the Underwritten Stock and the shares of Option Stock issued, if any) have been duly and validly issued and are fully paid and nonassessable; any Option Stock purchased after the Closing Date, when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued and be fully paid and nonassessable; and no preemptive rights of, or rights of refusal in favor of, stockholders exist with respect to the Stock, or the issue and sale thereof, pursuant to the Certificate of Incorporation or Bylaws of the Company and, to the knowledge of such counsel, there are no contractual preemptive rights, rights of first refusal or rights of co-sale which exist with respect to the Stock being sold by the Selling Securityholders or the issue and sale of the Stock that have not been waived;

                  (iii) the Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

                  (iv) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and with the rules and regulations of the Commission thereunder;

                  (v) such counsel have no reason to believe that the Registration Statement (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or any later date on which Option Stock is purchased), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (vi) the information required to be set forth in the Registration Statement in answer to Items 9, 10 (insofar as it relates to such counsel) and 11(c) of Form S-1 is to such counsel's knowledge, accurately and adequately set forth therein in all material respects or no response is required with respect to such Items, and the description of the Company's stock option plans and the options granted and which may be granted thereunder and the options granted otherwise than under such plans set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to said plans and options to the extent required by the Securities Act and the rules and regulations of the Commission thereunder;

                  (vii) to the knowledge of such counsel there are no franchises, contracts, leases, documents or legal proceedings, pending or threatened, which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required;

                  (viii) the Company has the corporate power and authority to enter into the Underwriting Agreement and to issue, sell and deliver to the Underwriters the Stock to be issued and sold by it thereunder. The Underwriting Agreement had been duly authorized by all necessary corporate action on the part of the Company and the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

                  (ix) the Underwriting Agreement has been duly executed and delivered by or on behalf of the Selling Securityholders named in Exhibit A attached hereto and the Custody Agreement between such Selling Securityholders and ___________________________, as Custodian, and the Power of Attorney referred to in such Custody Agreement have been duly executed and delivered by such Selling Securityholders;

                  (x) to such counsel's knowledge, the Custody Agreement entered into by, and the Power of Attorney given by, each Selling Securityholder named in Exhibit A attached hereto is valid and binding on such Selling Securityholder, enforceable in accordance with their terms;

                  (xi) to such counsel's knowledge, each Selling Shareholder named in Exhibit A attached hereto has full right, power and authority to enter into and to perform its obligations under the Underwriting Agreement and to sell, transfer, assign and deliver the Stock to be sold by such Selling Shareholder thereunder;

                  (xii) the issue and sale by the Company of the shares of Stock sold by the Company as contemplated by the Underwriting Agreement will not conflict with, or result in a breach of, the respective Certificate of Incorporation or Bylaws of the Company or of any of its subsidiaries or any agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or any applicable law or regulation, or so far as is known to such counsel, any order, writ, injunction or decree, of any governmental body, court or governmental instrumentality;

                  (xiii) all holders of securities of the Company having rights to require the registration of shares of Common Stock, or of other securities, which are exercisable because of the filing of the Registration Statement by the Company have waived such rights or such rights have been satisfied or expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement;

                  (xiv) to such counsel's knowledge, good and valid title to the shares of Stock sold by the Selling Securityholders named in Exhibit A under the Underwriting Agreement, free and clear of all liens, encumbrances, equities, security interests and claims, has been transferred to the Underwriters who have severally purchased such shares of Stock under the Underwriting Agreement, assuming for the purpose of this opinion that the Underwriters purchased the same in good faith without notice of any adverse claims; and

                  (xv) no consent, approval, authorization or order of any governmental agency or body, or to such counsel's knowledge of any court, is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws [(AS TO WHICH SUCH COUNSEL EXPRESSES NO OPINION)]in connection with the purchase and distribution of the Stock by the Underwriters;


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

                  (xvi) the Stock issued and sold by the Company and the Stock sold by the Selling Securityholders has been duly authorized for quotation on the Nasdaq National Market upon official notice of issuance.

         Counsel rendering the foregoing opinions may rely as to questions of law not involving the laws of the United States or the State of Georgia, upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to the representatives of the several Underwriters and to counsel for the Underwriters and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.

         In addition to the matters set forth above, counsel rendering the foregoing opinions shall also include a statement to the effect that nothing has come to the attention of such counsel that leads them to believe that: (a) the Registration Statement (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) that the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or any later date on which Option Stock is purchased), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In rendering the foregoing opinions, the use of expressions such as "to such counsel's knowledge" or "known to such counsel," or expressions of similar import, with reference to matters of fact indicates that the current actual conscious knowledge of the attorneys within the firm actively engaged in the representation of the Company is not inconsistent with that portion of the opinion which such phrase qualifies after a reasonable investigation of such matters by such attorneys.

         In rendering the foregoing opinions, such counsel may rely as to certain matters of fact on certificates and affidavits of officers of the Company, and certificates, correspondence and telegrams from, and telephone conversations with, certain public officials. References made to the term "in good standing" shall mean that such counsel has obtained a certificate from the secretary of state in the jurisdiction in question to the effect that such corporation is in existence and has paid all fees and taxes required of it under the business corporation statute of such jurisdiction.

         With respect to the opinions contained in paragraph (i) respecting the subsidiaries of the Company, insofar as they apply to any subsidiary of the Company organized under the laws of any jurisdiction other than the states of Georgia and Delaware, such opinions may be given based solely on such counsel's review of the statutory provisions of the business corporation statutes of the relevant jurisdiction, as reported in standard compilations of state business corporation statutes.

         In rendering the opinion contained in paragraph (vi) above, such counsel shall not be required to make an independent search of the court dockets of any jurisdiction.


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